                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                             GARTMORE MUTUAL FUNDS,
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                                       AND
                            NORTHPOINTE CAPITAL, LLC
                          EFFECTIVE SEPTEMBER 15, 2004


         Funds of the Trust                                    Advisory Fees                                    Effective Date
         ------------------                                    -------------                                    --------------
NorthPointe Small Cap Value Fund            0.85% of the Fund's average daily net assets                         June 29, 2000

NorthPointe Small Cap Growth Fund           0.95% of the Fund's average daily net assets                      September 15, 2004


                                        TRUST:
                                        GARTMORE Mutual Funds

                                        By:  ______________________________
                                        Name:
                                        Title:

                                        ADVISER:
                                        GARTMORE Mutual Fund Capital Trust

                                        By:  ______________________________
                                        Name:
                                        Title:

                                        SUBADVISER:
                                        NorthPointe Capital, LLC

                                        By:  ______________________________
                                        Name:
                                        Title: